Exhibit 10.1

SIXTH AMENDMENT TO
ERIE INSURANCE GROUP
RETIREMENT PLAN FOR EMPLOYEES

(As Amended and Restated effective December 31, 2014)

WHEREAS, Erie Indemnity Company (the “Company”) maintains the Erie Insurance Group Retirement Plan for Employees (the “Plan”) under an amendment and restatement effective December 31, 2014;

WHEREAS, the Plan provides that the Company may amend the Plan; and

WHEREAS, the Company wishes to amend the Plan to provide certain participants with deferred retirement and vested pension benefits an ability to receive Plan benefits in the form of a lump sum during a prescribed period in 2019.

NOW, THEREFORE, effective as of September 1, 2019, the Company hereby amends the Plan as follows:

1.	A new paragraph shall be added to Section 7.4 of the Plan and such new paragraph shall read as follows:

Except as provided under Section 7.9, if a former Participant is reemployed by an Employer as a Covered Employee after having received payment of his retirement benefit or deferred vested pension under the Plan in the form of a lump sum:

(a)
Such former Participant shall re-enter the Plan effective as of his date of reemployment as a Covered Employee, and his Service and Credited Service (for purposes of determining eligibility for early and disability retirement benefits only) earned during his prior period of Plan participation shall be reinstated on such date;

(b)
The Credited Service earned during such former Participant’s prior period of Plan participation, and which had been reflected in the lump sum paid to the former Participant, shall not be recognized for purposes of computing the amount of any benefit under the Plan;

(c)
The Compensation earned during such former Participant’s prior period of Plan participation, and which had been reflected in the lump sum paid to the former Participant, shall not be recognized for purposes of computing the amount of any benefit under the Plan; and

(d)	Such former Participant may not repay to the Plan all or any portion of the lump sum previously paid from the Plan to the former Participant.

2.	Section 7.8(a) of the Plan is amended and restated in its entirety to read as follows:

(a)
Notwithstanding any provision of the Plan to the contrary, if the actuarial equivalent present value of any retirement benefit, deferred vested pension or survivor benefit does not exceed $5,000 such benefit shall be paid as soon as practicable in a lump sum equal to such present value. Except as otherwise provided in Section 7.13, no lump sum payments shall be made if the actuarial equivalent present value of the benefit is in excess of this threshold.

3.	Article VII of the Plan is amended by adding a new section to the end thereof to read as follows:

7.13
2019 Lump Sum Payment Option Window. During the limited period defined herein, a Qualifying Participant (as defined below) may elect to receive his retirement benefit or deferred vested pension under the conditions set forth in this Section 7.13.

(a)	Definitions. For purposes of this Section 7.13, the terms set forth below shall have the meanings set forth below.

(i)
The term “Lump Sum Payment Option Window” shall mean the special election period during which a Qualifying Participant may elect to receive payment or commence to receive payment of his retirement benefit or deferred vested pension, even if such Qualifying Participant has not satisfied the eligibility conditions that would otherwise be required to commence payment of his retirement benefit or deferred vested pension (determined without regard to this Section 7.13). The Lump Sum Payment Option Window shall begin on September 17, 2019 and shall end on October 22, 2019.

(ii)	The term “Qualifying Participant” shall mean a Participant who satisfies each of the following:

(A)
has terminated employment with the Company and all Affiliates, for any reason other than death, on or before the Window Determination Date, and who has not re-entered employment as an employee of the Company or an Affiliate;

(B)	has not experienced an Annuity Starting Date or an actual or otherwise required beginning date under Section 7.10(b) of the Plan prior to the Window Election Commencement Date;

(C)	whose lump sum payment determined under the provisions of Section 7.8 is greater than $5,000;

(D)	whose retirement benefit or deferred vested pension can reasonably be determined based on data available to the Administrator; and

(E)	can be located by the Administrator after a diligent search.

(F)	Notwithstanding the foregoing, the term “Qualifying Participant” shall exclude:

(1)	any Participant who is not eligible for a retirement benefit or deferred vested pension benefit under the Plan;

(2)
any Participant for whom the Administrator has been provided with documentation evidencing that such Participant’s retirement benefit or deferred vested pension is subject to a qualified domestic relations order as defined in Section 414(p) of the Code or to a pending domestic relations order, temporary restraining order, or other lien (including the order of a court or other state authority assigning any portion of the Participant’s benefit to an alternate payee for which the Plan has not received a domestic relations order) at any time before the Window Election Commencement Date;

(3)	any alternate payee under a qualified domestic relations order;

(4)	any surviving Spouse or other designated Beneficiary who is eligible for a survivor benefit or a death benefit pursuant to any section of the Plan; and

(5)	any Participant whose participation in the Lump Sum Payment Option Window would administratively be impracticable, as the Administrator may advise the Company.

(iii)
The term “Special Benefit Election” shall mean the written election made by a Qualifying Participant, in accordance with such rules and procedures as the Administrator may apply to the Lump Sum Payment Option Window, to receive or commence to receive his retirement benefit or deferred vested pension pursuant to the Lump Sum Payment Option Window. For a Special Benefit Election to be valid, the Special Benefit Election for any married Participant must satisfy the requirements for spousal consent, if otherwise applicable under Section 7.6, the completed Special Benefit Election form must be signed and dated on or before October 22, 2019 and such election form must be received by the Administrator or its delegate within an administratively feasible time period, as determined by the Administrator.

(iv)	The term “Window Determination Date” shall mean December 31, 2018.

(b)
Window Election Commencement Date. Notwithstanding any provision of the Plan to the contrary, any Qualifying Participant who makes a valid Special Benefit Election (as determined by the Administrator) shall receive distribution of his retirement benefit or deferred vested pension in the form of a lump sum or annuity (calculated as set forth below) effective as of December 1, 2019 (the “Window Election Commencement Date”), although the actual payment may be delayed to later in December, 2019 for administrative purposes.

(c)
Lump Sum Payment Determination. For any Qualifying Participant who makes a valid Special Benefit Election and elects to receive payment of his retirement benefit or deferred vested pension in the form of a lump sum, the lump sum payment shall be determined as follows:

(i)
Participants Otherwise Eligible for Immediate Commencement. With respect to a Qualifying Participant who is eligible for immediate commencement of payment as of the Window Election Commencement Date under the provisions of the Plan other than this Section 7.13, the lump sum payment shall be the greater of the actuarial equivalent present values of the following amounts, each determined by using the applicable interest rate promulgated by the Secretary of the Treasury under Section 417(e)(3)(C) of the Code for November 2018 and the mortality assumptions prescribed by the Secretary of the Treasury pursuant to Section 417(e)(3)(B) of the Code:

(A)	the Qualifying Participant’s retirement benefit or deferred vested pension under the Plan, payable in the form of a single life annuity as of his Normal Retirement Date; and

(B)	the Qualifying Participant’s retirement benefit or deferred vested pension under the Plan, payable in the form of a single life annuity as of the Window Election Commencement Date.

Notwithstanding the foregoing provisions, the lump sum payment with respect to a Qualifying Participant who has attained Normal Retirement Date shall be the actuarial equivalent present value determined under subparagraph (c)(i)(A) above, increased by an amount equal to the product of the Qualifying Participant’s monthly normal retirement benefit and the number of months, if any, between the Qualifying Participant’s Normal Retirement Date and the Window Election Commencement Date.

(ii)
Participants Not Otherwise Eligible for Immediate Commencement. With respect to a Qualifying Participant who is not eligible for immediate commencement of payment as of the Window Election Commencement Date under the provisions of the Plan other than this Section 7.13, the lump sum payment shall be the actuarial equivalent present value of the Qualifying Participant’s retirement benefit or deferred vested pension under the Plan, payable in the form of a single life annuity as of his Normal Retirement Date, determined by using the applicable interest rate promulgated by the Secretary of the Treasury under Section 417(e)(3)(C) of the Code for November 2018 and the mortality assumptions prescribed by the Secretary of the Treasury pursuant to Section 417(e)(3)(B) of the Code.

Any lump sum payment pursuant to this Section 7.13 shall fully settle the Plan’s liability with respect to a Qualifying Participant and no further benefit of any type shall be payable to, or on behalf of, such Qualifying Participant hereunder, except to the extent the Qualifying Participant is a surviving Spouse or Beneficiary with respect to a benefit earned by another Participant under the terms of the Plan (or as provided in Section 7.4 in the event that the Qualifying Participant is rehired after receiving payment and resumes participation in the Plan).

(d)
Immediate Annuity Payment. For any Qualifying Participant who makes a valid Special Benefit Election and elects to receive payment of his retirement benefit or deferred vested pension in a form other than a lump sum payment, the Qualifying Participant shall be entitled to elect payment in an immediately commencing annuity in the following optional forms and determined in accordance with the following provisions:

(i)    Participants Otherwise Eligible for Immediate Commencement. With respect to a Qualifying Participant who is eligible for immediate commencement of payment as of the Window Election Commencement Date under the provisions of the Plan other than this Section 7.13, such Qualifying Participant’s retirement benefit or deferred vested pension shall be payable in one of the following optional annuity forms as the Qualifying Participant may elect, and the following early reduction factors and actuarial factors shall apply in the determination of such payment:

(A)
Forms. The optional forms from which the Qualifying Participant may elect payment of his immediately commencing annuity shall be all of the annuity payment forms that would otherwise have been available to such Qualifying

Participant under the Plan had he made a valid election to commence payment of his retirement benefit or deferred vested pension as of the Window Election Commencement Date (determined without regard to this Section 7.13).

(B)
Early Reduction and Actuarial Factors. To the extent otherwise applicable under the Plan, actuarial factors for determining the reduction of the Qualifying Participant’s pension due to early commencement, and for determining actuarial equivalent benefits between available forms of annuity, shall be the factors that would have applied if the Qualifying Participant had made a valid election to commence payment of his retirement benefit or deferred vested pension under the Plan, with a benefit commencement date of the Window Election Commencement Date, and had elected the same form of immediately commencing annuity elected by the Qualifying Participant in his Special Benefit Election (all determined without regard to this Section 7.13).

(ii)
Participants Not Otherwise Eligible for Immediate Commencement. With respect to a Qualifying Participant who is not eligible for immediate commencement of payment as of the Window Election Commencement Date under the provisions of the Plan other than this Section 7.13, such Qualifying Participant’s retirement benefit or deferred vested pension shall be payable in one of the following optional annuity forms as the Qualifying Participant may elect, and the following early reduction factors and actuarial factors shall apply in the determination of such payment:

(A)
Forms. The optional forms from which the Qualifying Participant may elect payment of his immediately commencing annuity shall be the Automatic Surviving Spouse’s Pension described in Section 7.5 of the Plan, the 75% Joint and Survivor Option described in Section 7.7 with his Spouse as Beneficiary (provided, for both such options, the Qualifying Participant is married to a Spouse as of the Window Election Commencement Date) and the single life annuity described in Section 7.3 of the Plan.

(B)
Early Reduction and Actuarial Factors. Actuarial factors for determining the reduction to be applied to the Qualifying Participant’s retirement benefit or deferred vested pension at Normal Retirement Date to reflect early commencement, and for determining actuarial equivalent benefits between available forms of annuity, shall be based on the applicable interest rate promulgated by the Secretary of the Treasury under Section 417(e)(3)(C) of the Code for November 2018 and the mortality assumptions prescribed by the Secretary of the Treasury pursuant to Section 417(e)(3)(B) of the Code.

(e)
Form and Validity of Elections. All Special Benefit Elections must be made in writing on a form and in a manner provided by the Administrator, and mailed to the Administrator or its designee, as set forth on such form, on or before October 22, 2019. The Administrator shall have the authority to determine the validity and sufficiency of any Special Benefit Election made during the Lump Sum Payment Option Window. Notwithstanding the foregoing, any Special Benefit Election made by a Qualifying Participant on or before October 22, 2019, as set forth herein, may be revoked by the Qualifying Participant on or before November 30, 2019, in the form and manner provided by the Administrator.

(f)
Death After Valid Election and Before Commencement. Subject to the provisions of Article VIII, in the event a Qualifying Participant who has made a valid Special Benefit Election dies before the Window Election Commencement Date, the Qualifying Participant’s surviving Spouse, or in the absence of a surviving Spouse the Qualifying Participant’s estate, shall be paid the lump sum for which such Qualifying Participant was otherwise eligible under this Section 7.13. Such payment shall be made as soon as administratively practicable following the Window Election Commencement Date.

(g)
Administration. The Administrator shall have the authority to make and enforce all such rules and procedures as it deems necessary or proper for the administration of the Lump Sum Payment Option Window.

* * * * * * *
IN WITNESS WHEREOF, the Company has caused this Amendment to be executed this 3rd day of September, 2019.

ERIE INDEMNITY COMPANY

ATTEST:

/s/ Amy Chapman	By: /s/ Gregory J. Gutting

Title: EVP & Chief Financial Officer